EXHIBIT 99(F)


                     INSTRUCTION TO REGISTERED HOLDER AND/OR
               BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM OWNER
                                       OF
                              DPL CAPITAL TRUST II
                                       AND
                                    DPL INC.
                8 1/8% CAPITAL SECURITIES (THE "OLD SECURITIES")
                       (CUSIP NO. 23330AAA8 AND U26057AA4)
                     (ISIN NO. US23330AAA8 AND USU26057AA40)

       To Registered Holder and/or Participant of the Book-Entry Transfer
                                    Facility:


     The undersigned hereby acknowledges receipt of the Prospectus dated _________ __, 2001 (the "Prospectus") of DPL Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and DPL Inc., an Ohio corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Trust and the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings as ascribed to them in the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Securities held by you for the account of the undersigned.

     The aggregate face amount of the Old Securities held by you for the account of the undersigned is (fill in amount):

                                $---------------

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following Old Securities held by you for the account of the undersigned (insert principal amount of Old Securities to be tendered, if any):

                                $---------------

     [ ] NOT to TENDER any Old Securities held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Securities held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the holder is not an "affiliate" of the Trust or the Company, (ii) any Exchange Securities to be received by the holder are being acquired in the ordinary course of its business, and (iii) the holder has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Securities. If the undersigned is a broker-dealer that will receive Exchange Securities for its own account in exchange for Old Securities, it represents that such Old Securities were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Securities, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                    SIGN HERE

Name of beneficial owner(s):___________________________________________________


Signature(s):__________________________________________________________________


Name(s) (please print):________________________________________________________


Address:_______________________________________________________________________


_______________________________________________________________________________


Telephone Number:______________________________________________________________


Taxpayer Identification or Social Security Number:_____________________________


Date:__________________________________________________________________________


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